Exhibit 99.1

Concerto Software to Merge with Melita International

WESTFORD, Mass. & NORCROSS, Ga.—(BUSINESS WIRE)—Oct. 7, 2003—

Concerto Software Shareholders to Receive $12 Per Share in Cash; Resulting Entity to be Privately Held;

Company Also Reports In-Line Third Quarter Preliminary Financial Results

Concerto Software, Inc. (NASDAQ: CRTO), a proven provider of customer interaction management (CIM) solutions, today announced that it has entered into an agreement and plan of merger with Melita International, Ltd. (“Melita”), a global provider of products and services focused on maximizing contact center effectiveness. The transaction is valued at approximately $145.2 million. Under the terms of the merger agreement, Concerto Software will combine with Melita and the combined company will operate under the name of Concerto Software, Inc. Except for certain shares held by certain officers and a director of Concerto Software, which will be exchanged for a minority equity interest in the new company, all of Concerto Software’s outstanding shares will be purchased for $12.00 per share in cash. This represents a 29% premium to yesterday’s closing price of $9.31 per share. Golden Gate Capital and Oak Investment Partners, both private equity investment firms and majority owners of Melita, are providing the financing for the transaction.

In addition, Concerto Software today announced that based upon its preliminary estimates, it expects to report third quarter total revenue in the range of $26.5 to $27.2 million and earnings of $0.07 - $0.08 per diluted share on a generally accepted accounting principles basis. The Company also estimates that its cash and short-term investments at the end of the third quarter total approximately $28.8 million.

As a result of the merger, Concerto Software, Inc. will strengthen its presence in the global CIM market and provide significant benefits to its worldwide customer base of more than 1,800 customers. The combined company will deliver expanded professional services, have increased direct and indirect sales reach, provide a wider array of solutions, and broaden its support infrastructure through centers of excellence throughout the Americas, Europe and Asia Pacific. Until the completion of the merger, the two companies will continue to operate as independent entities and both remain committed to supporting and further evolving all of their respective leading contact center solutions pre and post transaction completion.

“We believe the merger will have a positive impact on both Concerto Software and Melita International, as well as on the industry as a whole,” said Alpa Shah, vice president, Frost & Sullivan. “The global synergies and product expansion resulting from this merger further solidifies Concerto Software’s position in the worldwide outbound dialing market. In addition, the momentum that Concerto Software has shown recently with its unified platform EnsemblePro, is evidence that the company is quickly becoming a viable contender in the large and growing inbound CIM market as well.”

Jim Foy, president and chief executive officer of Concerto Software, will remain in that position following the merger. George Landgrebe, president and chief executive officer of Melita, will assume the role of executive vice president of worldwide customer support of Concerto Software.

“With a broader base of customers and solutions, greater technology expertise, expanded services capabilities and broader distribution channels that will result from the merger, we believe Concerto Software will be well positioned to compete against the larger companies in both the inbound and outbound sectors of the CIM market,” said Foy. “I am excited by the prospect of working with the Melita team as their strong performance in their first quarter of operations proves they have world class solutions, first class employees and loyal customers. The knowledge, skills, and abilities of our employees from both organizations remain key to our future success. The new company will emerge better equipped to provide customers with the most appropriate solutions to meet their business needs.”

“Pooling our knowledge, experience and technology, we can deliver unique value to our customers,” said George Landgrebe, president and CEO of Melita. “We are in the business of ensuring customers receive the world class support, service and the contact center solutions they require today, while helping them prepare for the future as their business evolves. Our continued commitment to the support and development of the companies’ key products, including Conversations and Unison(R), will remain solid through the merger and beyond.”

Concerto Software’s Board of Directors unanimously approved the transaction following receipt of the recommendation of a Special Committee comprised of an independent director of the Company. The Special Committee of the Company’s Board of Directors received the opinion of SG Cowen Securities Corporation that the cash consideration to be paid to Concerto Software’s stockholders is fair from a financial point of view.

Completion of the merger is subject to customary closing conditions, including approval by the holders of a majority of the common stock of Concerto Software and the securing of regulatory approvals. The transaction is expected to close late in the fourth quarter of 2003 or early in the first quarter of 2004.

Notwithstanding its recommendation and consistent with the terms of the agreement and plan of merger, the Special Committee’s financial advisor, SG Cowen Securities Corporation will be available to receive unsolicited inquiries from any other parties interested in the possible acquisition of Concerto Software. If the Special Committee or Concerto Software’s Board of Directors determines that failing to take such actions would be inconsistent with its fiduciary duties to Concerto Software’s stockholders under applicable law, Concerto Software may provide information to and engage in discussions and negotiations with such other parties and take other appropriate actions in connection with any such indicated interest.

Prior to consummation of this transaction, Concerto Software will file a proxy statement with the United States Securities and Exchange Commission (SEC). Stockholders are urged to read the proxy statement when it becomes available to learn important information about Concerto Software, Melita and the proposed transaction. Stockholders will be able to obtain copies of these documents when they become available, along with other documents filed with the SEC, free of charge, through the web site maintained by the SEC at http://www.sec.gov. Stockholders can also obtain, free of charge, copies of the proxy statement when it becomes available, along with any documents Concerto Software has filed with the SEC, by contacting Concerto Software at (978) 952-0295. Concerto Software and the Concerto Software directors may be deemed to be participants in the solicitation of Concerto Software’s stockholders in favor of the merger. Information concerning the direct or indirect interests, by security holdings or otherwise, of these persons is contained in Concerto Software’s proxy statement relating to its annual meeting of shareholders filed with the SEC on April 14, 2003.

Webcast

Concerto Software and Melita will host a conference call at 3:00 p.m. ET on October 8, to discuss the merger and the preliminary financial estimates for third quarter 2003. To participate in the conference call, RSVP to (978) 952-0294 before 2:30 p.m. ET. This call will be Webcasted by CCBN and can be accessed through Concerto Software’s Web site at www.concerto.com. The Webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center (www.companyboardroom.com), or by visiting any of the investor sites in CCBN’s Individual Investor Network, such as America Online’s Personal Finance Channel, Fidelity Investments(R) (www.fidelity.com) and others. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the conference call will be available from October 8, 2003 at 5:00 p.m. ET until October 15, 2003 at 11:00 p.m. ET. To access the replay, dial (800) 642-1687 (from within the U.S. or Canada) or (706) 645-9291 (from outside the U.S. or Canada) and enter the passcode 3236088, or log onto the Concerto Software Web site at www.concerto.com.

About Concerto Software(TM)

Concerto Software, Inc. (NASDAQ: CRTO) is a proven and reliable provider of contact center solutions that help companies better manage customer interactions via voice, email, the Web and fax. With multiple strengths—including financial stability, talented people, innovative technology, more than 20 years of industry expertise and a singular focus on the contact center—Concerto Software is a trusted partner to more than 1,200 companies across the globe. Concerto Software is headquartered in Westford, Massachusetts, with operations across North America, Europe and Asia. For more information, visit www.concerto.com.

About Melita International, Inc.

Melita International, Inc. is a global provider of products and services focused on maximizing contact center effectiveness. Over 600 customers in 45 countries rely upon Melita for mission critical technology solutions including multi-channel customer interaction management, proactive contact management (including predictive dialing) and business performance monitoring and analysis solutions. Melita is a holder of over 40 call center patents and is headquartered in Norcross, Georgia.

About Golden Gate Capital

Golden Gate Capital (http://www.goldengatecap.com) is a San Francisco-based private equity investment firm with approximately $700 million of capital under management. Golden Gate is dedicated to partnering with world-class management teams to invest in change-intensive, growth businesses. They target investments of up to $100 million in situations where there is a demonstrable opportunity to significantly enhance a company’s value. The principals of Golden Gate have a long and successful history of investing with management partners across a wide range of industries and transaction types, and in particular, have been very active in the enterprise software market.

About Oak Investment Partners

Oak Investment Partners (http://www.oakinv.com) is a growth-oriented private equity firm with a total of $4.2 billion in committed capital. Investments are primarily focused on growth opportunities in enterprise application and infrastructure software, telecommunications equipment and services, data storage; financial services technology, outsourced services, healthcare services and retail. Over its 25-year history, Oak has achieved a strong track record as a stage-independent investor funding more than 350 companies at various points in the lifecycle. Oak has been involved in the formation of companies, provided growth equity to mid- and late-stage businesses and financed management-led buyouts, as well as spinouts of operating divisions and technology assets.

Note: Concerto Software and EnsemblePro are trademarks and Unison is a registered trademark of Concerto Software, Inc. All other trademarks are the property of their respective owners.

In addition to historical information contained herein, this press release contains forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements when you see us using words such as “expect,” “anticipate,” “will continue,” “believe,” “intend,” “may,” “predict,” “will be,” and other similar expressions. These forward-looking statements cover, among other items: events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, growth of operations and financial position, including statements regarding the consummation of the Merger, the filing by the Company of a proxy statement and the holding of a special meeting of stockholders to vote on the merger and the merger agreement Concerto Software’s future actual results could differ materially from the forward-looking statements discussed or implied herein because of risks or uncertainties including, but not limited to, the difficulty in the development, marketing or selling of the company’s solutions, signing of the definitive agreement and plan of merger, difficulty in retaining employees as a result of the signing of the definitive agreement and plan of merger, litigation resulting from the signing of the definitive agreement and plan of merger or the associated transactions, difficulty with the recruitment and training of additional partners, risks associated with competition and competitive pricing pressures, technological change, the risk of not releasing products on time, new product introduction and market acceptance, stock price volatility, the ability of Concerto Software to attract and retain key personnel, weakness in IT spending, weakness in the contact center market, general economic conditions in the United

States and worldwide markets served by Concerto Software, delays as a result of acts of terrorism, other geopolitical conflicts, regulatory changes, including restrictions placed on predictive dialing, telemarketing and web technologies and those other factors discussed from time to time in Concerto Software’s public reports filed with the Securities and Exchange Commission, such as those discussed under “Certain Factors That May Affect Future Results” in Concerto Software’s quarterly reports on Form 10-Q and annual report on Form 10-K. All forward-looking statements and reasons why results might differ included in this release are made as of the date hereof, and Concerto Software assumes no obligation to update any such forward-looking statements or reasons why results might differ. Because of these risks and uncertainties, the forward-looking events discussed in this release might not transpire.

Contacts:

Concerto Software

Michael J. Provenzano, 978-952-0295

mprovenzano@concerto.com